Exhibit 99.1

EVERBANK ENTERS INTO AMENDED CONSENT ORDER WITH THE OCC RELATED TO FORECLOSURE PRACTICES

Company has resolved 91 of 95 actionable items under 2011 consent order

June 17, 2015 - Jacksonville, FL -EverBank Financial Corp (NYSE: EVER) and its wholly owned subsidiary, EverBank, announced today that EverBank has entered into an amended consent order with the Office of the Comptroller of the Currency (OCC) and will continue to work toward the completion of all remaining actionable items related to its foreclosure programs identified under an April 2011 consent order with federal regulators.

Earlier today, the OCC announced amendments to the April 2011 consent orders pending with certain mortgage servicers originally participating in the independent horizontal review of home mortgage foreclosures. Under EverBank’s amended consent order, the company is not prohibited, but has agreed to seek regulatory non-objection for certain mortgage servicing and subservicing-related activities and transactions until the termination of its consent order. EverBank does not anticipate that it will need to seek non-objection from any of these restrictions because it is not presently engaged and does not plan to engage in such activities.

“We’re pleased with the substantial progress EverBank has made remediating 91 of the 95 actionable items identified under the 2011 consent order, and we look forward to remediating the final four items still open under the consent order,” said Robert M. Clements, EverBank’s Chairman and Chief Executive Officer. “Based on EverBank’s current business plans and operations, we do not believe that the restrictions included in the revised consent order will have a material impact on our business.”

ABOUT EVERBANK FINANCIAL CORP
EverBank Financial Corp, through its wholly-owned subsidiary EverBank, provides a diverse range of financial products and services directly to clients nationwide through multiple business channels. Headquartered in Jacksonville, Florida, EverBank has $23.3 billion in assets and $16.1 billion in deposits as of March 31, 2015. With an emphasis on value, innovation and service, EverBank offers a broad selection of banking, lending and investing products to consumers and businesses. EverBank provides services to clients through the internet, over the phone, through the mail, at its Florida-based financial centers and at other business offices throughout the country. More information on EverBank can be found at http://about.everbank.

MEDIA CONTACT
Michael Cosgrove
Michael.Cosgrove@everbank.com
904.623.2029

INVESTOR CONTACT
Scott Verlander
904.623.8455
Scott.Verlander@EverBank.com

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company’s asset growth and earnings, industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: deterioration of general business and economic conditions, including the real estate and financial markets, in the United States and in the geographic regions and communities we serve; risks related to liquidity; our capital and liquidity requirements (including under regulatory capital standards, such as Basel III capital standards) and our ability to generate or raise capital; changes in interest rates that affect the pricing of our financial products, the demand for our financial services and the valuation of our financial assets and liabilities, mortgage servicing rights and mortgages held for sale; risk of higher loan and lease charge-offs; legislative or regulatory actions affecting or concerning mortgage loan modification and refinancing and foreclosure; our ability to comply with any supervisory actions to which we are or become subject as a result of examination by our regulators; concentration of our commercial real estate loan portfolio; higher than normal delinquency and default rates; limited ability to rely on brokered deposits as a part of our funding strategy; our ability to comply with the amended consent order and the terms and conditions of our settlement of the Independent Foreclosure Review; concentration of mass-affluent clients and jumbo mortgages; hedging strategies; the effectiveness of our derivatives to manage interest rate risk; delinquencies on our equipment leases and reductions in the resale value of leased equipment; increases in loan repurchase requests and our reserves for loan repurchases; changes in currency exchange rates or other political or economic changes in certain foreign countries; loss of key personnel; fraudulent and negligent acts by loan applicants, mortgage brokers, other vendors and our employees; changes in and compliance with laws and regulations that govern our operations; failure to establish and maintain effective internal controls and procedures; effects of changes in existing U.S. government or government-sponsored mortgage programs; changes in laws and regulations that may restrict our ability to originate or increase our risk of liability with respect to certain mortgage loans; risks related to the approval and consummation of anticipated acquisitions and dispositions; risks related to the continuing integration of acquired businesses and any future acquisitions; environmental liabilities with respect to properties that we take title to upon foreclosure; and the inability of our banking subsidiary to pay dividends.

For additional factors that could materially affect our financial results, please refer to EverBank Financial Corp’s filings with the Securities and Exchange Commission, including but not limited to, the risks described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Company undertakes no obligation to revise these statements following the date of this news release, except as required by law.